Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-113868 of Fossil, Inc. on Form S-3 of our reports dated March 12, 2004, appearing in the Annual Report on Form 10-K of Fossil, Inc. for the year ended January 3, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
May 3, 2004